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                                                                   EXHIBIT 10.46

                             FOURTH AMENDMENT TO THE
                 AMENDED AND RESTATED STIPULATION OF SETTLEMENT

         This Fourth Amendment to the Amended and Restated Stipulation of Settlement (this "AMENDMENT") is made as of May 24, 2002, by and between the Taylor Defendants (as defined in the Stipulation of Settlement described below) and the Estate Parties (as defined in the Stipulation of Settlement described below).

                                    RECITALS

         WHEREAS, the parties hereto have entered into that certain Stipulation of Settlement, as amended and restated as of October 10, 2001 (the "First Amendment and Restatement") and further amended as of March 15, 2002 and May 10, 2002 (collectively, the "STIPULATION OF SETTLEMENT"); all capitalized terms used but not defined herein shall have the meaning set forth for such terms in the Stipulation of Settlement;

         WHEREAS, the Stipulation of Settlement contemplates, among other things, that, on the Stipulation Effective Date, the Taylor Defendants shall cause to be delivered to the Estate Representative: (i) the Trust Preferred Securities and (ii) a number of shares of TCG Common Stock representing 15% of the issued and outstanding TCG Common Stock (excluding treasury stock) as of their date of issuance and immediately after giving effect to their issuance (the "TCG COMMON SHARES" and, together with the Trust Preferred Securities, the "SETTLEMENT STOCK"); and

         WHEREAS, the parties have agreed to amend the Stipulation of Settlement to allow Taylor Capital Group the opportunity to explore an initial public offering of securities on the terms described below, in contemplation of a portion of the proceeds thereof being used to pay a cash amount to the Estate Representative in lieu of delivery of the Settlement Stock.

         NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.       FILING OF REGISTRATION STATEMENT.

                  (a) On or before May 31, 2002, the Taylor Defendants shall cause Taylor Capital Group to file with the SEC a registration statement on Form S-1 (the "S-1"), to register at least the following securities (the "REGISTERED SECURITIES") in contemplation of an underwritten public offering (the "IPO") pursuant to a firm commitment from one or more underwriters (the "UNDERWRITERS"):

                      (i) the Trust will register in the S-1 no less than 1,380,000 shares of Trust Preferred Securities at a price of $25.00 per share bearing substantially the same rights, preferences and terms as the Trust Preferred Securities described in the Stipulation of Settlement except as described in Section 1(b) below;
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                      (ii) Taylor Capital Group will register in the S-1 no less than 1,200,000 shares of TCG Common Stock (the "PRIMARY SHARES"), which will include the TCG Common Shares contemplated by the Stipulation of Settlement;

                      (iii) existing stockholders of Taylor Capital Group (the "SELLING STOCKHOLDERS") will register in the S-1 no less than 200,000 shares of TCG Common Stock;

                      (iv) the Trust may register in the S-1 up to an additional number of trust preferred securities equal to 15% of the securities described in clause (i) above to cover any over-allotment options to be granted to the Underwriters; and

                      (v) Taylor Capital Group and/or the Selling Stockholders will register in the S-1 up to an additional number of shares of TCG Common Stock equal to 15% of the securities described in clauses (ii) and (iii) above (the "OVER-ALLOTMENT SHARES").

The number of shares of TCG Common Stock described in this Section 1(a) and the Base Price described below in Section 2(c) are subject to equitable adjustment for any stock split, stock dividend, recapitalization or other such transaction prior to the consummation of the IPO. The parties further agree that the number of TCG Common Shares required by Section IV.5.3(A) of the Stipulation of Settlement shall be determined without regard to any additional Primary Shares or Over-Allotment Shares offered by Taylor Capital Group. Accordingly, it is assumed for purposes of this Amendment that 5,358,218 shares of TCG Common Stock shall be issued and outstanding on a pro forma basis at the closing of the IPO (determined by adding (i) the 4,554,486 issued and outstanding shares of TCG Common Stock on the date hereof and (ii) the 803,732 TCG Issued Shares to be issued in satisfaction of Section IV.5.3(A) of the Stipulation of Settlement). Said 803,732 TCG Issued Shares are hereinafter referred to as the "SETTLEMENT COMMON SHARES".

                  (b) In connection only with the contemplated sale of Trust Preferred Securities in the IPO, Taylor Capital Group may, in its sole discretion, lower the coupon rate on the Debentures and the Trust Preferred Securities to such rate as shall permit the Trust Preferred Securities offered to be priced at $25.00 per share, provided that, as a condition to any such adjustment to the coupon rate on the Debentures and the Trust Preferred Securities (a "RATE ADJUSTMENT"), Taylor Capital Group shall agree to not exercise its right to redeem the Debentures at any time prior to the fifth anniversary of the completion of the IPO unless:

                      (i) there is a change in existing laws or regulations, or new official administrative or judicial interpretation or application of these laws and regulations, that causes the interest that Taylor Capital Group pays on the Debentures to no longer be deductible by Taylor Capital Group for federal tax purposes; or the Trust becomes subject to federal income tax; or the Trust becomes or will become subject to other taxes or governmental charges,

                      (ii) there is a change in existing laws or regulations that requires the Trust to register as an investment company under the Investment Company Act of 1940, or


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                      (iii) there is a change in the capital adequacy guidelines of the Federal Reserve that results in the Trust Preferred Securities not being counted as Tier 1 capital.

                  (c) Taylor Capital Group shall have the sole and exclusive right to select the Underwriters. It is currently anticipated that Keefe, Bruyette & Woods, Inc. will be the lead managing underwriter. If at any time prior to consummation of the IPO, Taylor Capital Group elects to change the lead managing underwriter, Taylor Capital Group will promptly advise the Estate Representative of such election and will apprise the Estate Representative of the nationally recognized investment banks that it is considering as a replacement.

         2. SATISFACTION OF CERTAIN CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENTS.

                  (a) For purposes of Section IV.6.1(A)(2) of the Stipulation of Settlement only, the Class Settlement Effective Date shall be deemed to have occurred following closing of the IPO and at the precise moment that the Settlement Proceeds contemplated by Section 2(c) hereof shall have been deposited in a bank account designated by the Estate Representative.

                  (b) Upon the closing of the IPO, the conditions precedent to the Stipulation Effective Date set forth in Section IV.6.1(B) and (D) of the Stipulation of Settlement shall be deemed waived by the Estate Representative, and the conditions set forth in Sections IV.4.1 through IV.4.3 of the Stipulation of Settlement shall be deemed satisfied by Taylor Capital Group, each without any further action by any party.

                  (c) The Stipulation Effective Date shall be deemed to have occurred when (I) all conditions precedent to effectiveness of the Stipulation of Settlement contained in Section IV.6.1 thereof shall have been satisfied or deemed to have been satisfied, (II) the IPO shall have closed, and (III) all Settlement Proceeds (as hereinafter defined) shall have been delivered by wire transfer to a bank account designated by the Estate Representative. For purposes of this Amendment, "Settlement Proceeds" shall mean the following sums delivered to the Estate Representative in full satisfaction of the obligations of the Taylor Defendants and Taylor Capital Group pursuant to Sections IV.5.1, IV.5.2 and IV.5.3 of the Stipulation of Settlement: (i) $65,000,000, plus (ii) the amount, if any, by which the offering price per share of TCG Common Stock to the public in the IPO exceeds $25.00 (the "BASE PRICE") multiplied by the number of Settlement Common Shares, minus (iii) the sum of $3,100,000 plus 7% of the amount, if any, obtained in subclause (ii) hereof, all as reimbursement to Taylor Capital Group of a portion of the registration expenses, including underwriting commissions, on the sale of the Trust Preferred Securities and the Settlement Common Shares.

                  (d) On the first business day following the closing of the IPO and satisfaction (or deemed satisfaction) of all other conditions precedent to effectiveness set forth in Section IV.6.1 of the Stipulation of Settlement, Taylor Capital Group shall cause the Settlement Proceeds to be delivered to the Estate Representative in the manner contemplated herein; provided, however, that if all of the conditions precedent to effectiveness of the Stipulation of Settlement shall have been satisfied as of the closing date of the IPO, Taylor Capital Group shall take commercially reasonable steps to direct the Underwriters to cause the Settlement Proceeds to be delivered directly by them to a bank account designated by the Estate Representative (it being understood, however, that any payment of the Settlement Proceeds to said bank account from any source shall satisfy Taylor Capital Group's payment obligations hereunder).



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         3.       EFFECT OF FAILURE TO CLOSE THE IPO BY SEPTEMBER 30, 2002. If
Taylor Capital Group has not completed the sale of the Registered Securities pursuant to the IPO on or before September 30, 2002, Taylor Capital Group may withdraw the S-1, at which time the terms and conditions of the First Amendment and Restatement, as modified by Paragraphs 3 through 5 hereof, shall become fully operative without regard to the provisions of Paragraph 2 hereof. On the Stipulation Effective Date, as defined in Section IV.1.56 of the Stipulation of Settlement, the Estate Representative shall reimburse $500,000 to Taylor Capital Group with respect to a portion of the registration expenses, which amount may be offset by Taylor Capital Group against the cash payment otherwise payable on the Stipulation Effective Date pursuant to Section IV.5.1 of the Stipulation of Settlement.

         4. EXTENSION OF TERMINATION DATE. Pursuant to the Stipulation of Settlement, the Estate Representative or the Taylor Defendants have the right to terminate the Stipulation of Settlement if certain conditions have not been satisfied or waived on or before May 31, 2002 (the "TERMINATION DATE"). In consideration of the terms and conditions set forth in this Amendment, the parties hereto agree that the Termination Date shall be December 31, 2002.

         5.       MISCELLANEOUS.

                  (a) Remedies. Each of the parties to this Amendment will be entitled to enforce its rights under this Amendment specifically, to recover damages by reason of any breach of any provision of this Amendment and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Amendment and that any party hereto shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Amendment.

                  (b) Final Agreement. This Amendment, together with the Stipulation of Settlement and all other agreements entered into by the parties hereto pursuant to the Stipulation of Settlement, constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings in respect of the matters expressly set forth herein; provided, however, that except as amended herein, the terms and covenants of the Stipulation of Settlement remain in full force and effect.

                  (c) Counterparts. This Amendment may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. Counsel for the parties shall exchange among themselves signed counterparts of this Amendment. Signatures delivered by facsimile transmission shall be effective upon receipt and have the same weight and effect as an executed original.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized counsel on the date first set forth above.

                           [EXECUTION PAGES TO FOLLOW]




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                             COUNSEL FOR THE ESTATE REPRESENTATIVE


                             ROBERT F. COLEMAN & ASSOCIATES



                             By:      /s/ Robert F. Coleman
                                      -----------------------------------------

                                      Robert F. Coleman

                                      Robert F. Coleman
                                      Steven R. Jakubowski
                                      77 West Wacker Drive, Suite 4800
                                      Chicago, Illinois  60601
                                      Telephone:  (312) 444-1000
                                      Facsimile:  (312) 444-1028

                                      Estate Representative's Lead Counsel and
                                      Chairman of Estate Representative's
                                      Executive Committee


                             COUNSEL FOR THE TAYLOR DEFENDANTS

                             MCDERMOTT, WILL & EMERY



                             By:      /s/ Steven P. Handler
                                      -----------------------------------------
                                      Steven P. Handler


                                      Steven P. Handler
                                      Steven H. Hoeft
                                      David S. Rosenbloom
                                      MCDERMOTT, WILL & EMERY
                                      227 West Monroe Street
                                      Chicago, Illinois  60606
                                      Telephone:  (312) 372-2000
                                      Facsimile: (312) 984-7700

                                      Counsel for the Taylor Defendants






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